MILLENNIUM INDIA ACQUISITION COMPANY INC ANNOUNCES RESULTS FOR ITS PRINCIPAL INVESTMENT –  SMC GLOBAL SECURITIES LIMITED – FOR THE QUARTER ENDED JUNE 30, 2013

New York – August 15, 2013 – Millennium India Acquisition Company, Inc. (“Millennium” or "MIAC") [OTCQB: SMCG], a company organized under the laws of the State of Delaware, United States of America, today announced unaudited GAAP results for its principal investment – SMC Global Securities Limited (“SMC Global”). On a GAAP basis for the quarter ended June 30, 2013, SMC Global had total revenues of approximately $ 12.99 million (Rs.773.19 million) and Net Profit of approximately $ 0.80 million (Rs. 47.32 million). For the quarter ended June 30, 2012, SMC Global previously announced total revenues of Rs. 733.03 million and Net Profit of Rs. 42.20 million.

SMC Global publishes its financial information in Indian Rupees. All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate of Rs. 59.52 = U.S.$ 1.00 as of June 30, 2013, and are made solely for the convenience of the reader.

SMC Global Securities Limited ("SMC Global") is proposing a further public issue of its equity shares through a fresh issue of 79,33,690 Equity Shares and an Offer for Sale of 79,33,690 Equity Shares by Millennium India Acquisition Company Inc. In this relation SMC Global had filed its Draft Red Herring Prospectus with the Securities and Exchange Board of India on November 01, 2012. The Company has received the Observations Letter from SEBI on 10 May, 2013 with reference to its Draft Red Herring Prospectus filed on 01 November, 2012 for a proposed further public issue. The public issue can be opened for subscription within a period of  12 months of receiving this Observations Letter  subject to satisfying other regulatory compliances.

Disclaimer:

The Equity Shares have not been and will not be registered under the US Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the Equity Shares are only being offered and sold outside the United States in offshore transactions in reliance on Regulation S under the Securities Act. The Equity Shares have not been and will not be registered, listed or otherwise qualified in any other jurisdiction outside India and may not be offered or sold, and bids may not be made by persons in any such jurisdiction, except in compliance with the applicable laws of such jurisdiction.”

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Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC and SMC Global. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information of SMC Global is provided by SMC Global and any financial information of SMC Global is prepared by SMC Global and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended. Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.